================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 ---------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                               September 25, 1998
                        (Date of earliest event reported)


                              MEDICALCONTROL, INC.
             (Exact name of registrant as specified in its charter)


Delaware                                   1-11922               75-2297429
-------------------------------    ------------------------  -------------------
(State or other jurisdiction of    (Commission file number)    (IRS employer
incorporation or organization)                               identification no.)


                        8625 King George Drive, Suite 300
                               Dallas, Texas 75235
          (Address of principal executive offices, including zip code)

                                 (214) 630-6368
                            ------------------------
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
                             ----------------------
                         (Former name or former address,
                          if changed from last report)


                                                       Page 1 of 22 sequentially
                                                                 numbered pages.


================================================================================

The current report on Form 8-k of the registrant previously filed October 9, 1998, is hereby amended to add thereto the following financial statements:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements related to the transaction completed by the Stock Purchase Agreement dated September 10, 1998, pursuant to which the registrant acquired all of the capital stock of Business Health Companies, Inc.:

         (a)      Financial Statements of Businesses Acquired.

                  Business Health Companies, Inc. financial statements filed as part of this report are listed on the Index to Historical and Pro Forma Financial Information on page 4 of this report, which index is incorporated in this Item 7(a) by reference.

         (b)      Pro Forma Financial Information.

                  Pro forma financial statements filed as part of this report are listed on the Index to Historical and Pro Forma Financial Information on page 16 of this report, which index is incorporated in this Item 7(b) by reference.

         (c)      Exhibits.

                  2.1 Asset Purchase Agreement, dated September 10, 1998, by and among Business Health Companies, Inc.; Douglas
                           L. Elden; Donald Richard Huntington; Ralph T. Smith, Jr.; MedicalControl, Inc.; and MedicalControl Network Solutions, Inc. (filed October 10, 1998 with 8-K).

                  4.1 Form of convertible Subordinated Promissory Note (filed October 0, 1998 with 8-K).




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 1998                  MEDICALCONTROL, INC.


                                       By: /s/ David Hanson
                                           -------------------------------
                                           David Hanson, Vice President,
                                           Finance and Accounting

                              MEDICALCONTROL, INC.
             INDEX TO HISTORICAL AND PRO FORMA FINANCIAL INFORMATION



                                                                                                   Page No.
HISTORICAL FINANCIAL INFORMATION

Consolidated Financial Statements of Business Health Companies, Inc. as of
         June 30, 1998 and 1997, including report of Independent Public
         Accountants...................................................................................4

PRO FORMA FINANCIAL INFORMATION

Summary Information Related to the Unaudited Condensed Pro Forma
         Consolidated Financial Data..................................................................16

Unaudited Condensed Pro Forma Consolidated Balance Sheet of
         MedicalControl, Inc. As of June 30, 1998.....................................................17

Notes to Unaudited Condensed Pro Forma Consolidated Balance Sheet
         of MedicalControl, Inc. as of June 30, 1998..................................................18

Unaudited Condensed Pro Forma Consolidated Statement of Operations
         of MedicalControl, Inc. for the six-month period ended June 30,1998..........................19

Notes to Unaudited Condensed Pro Forma Consolidated Statement of
         Operations of MedicalControl, Inc. for the six-month period ended June 30, 1998..........................................................................20

Unaudited Condensed Pro Forma Consolidated Statement of Operations
         of MedicalControl, Inc. for the year ended December 31, 1997.................................21

Notes to Unaudited Condensed Pro Forma Consolidated Statement of
         Income of MedicalControl, Inc. for the year ended December 31, 1997..........................22

                          Independent Auditors' Report



    To the Stockholders and Board of Directors of Business Health Companies, Inc.


    We have audited the accompanying consolidated balance sheets of Business Health Companies, Inc. (a Delaware corporation) and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Health Companies, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                       R.J. MANN  & COMPANY

    Houston, Texas
    September 25, 1998

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS



                                                                                          June 30,
                                                                          -----------------------------------------
                                                                                 1998                   1997
                                                                          ------------------     ------------------
Current Assets:
    Cash and cash equivalents                                             $           55,066     $           84,500
    Trade accounts receivable, net allowance for
        doubtful accounts of $50,000 in 1998
        and $32,000 in 1997                                                          192,766                165,697
    Accounts receivable-other                                                         12,797                  3,729
    Prepaid expenses                                                                  12,158                 13,368
    Income taxes receivable                                                           13,392                     --
                                                                          ------------------     ------------------

             Total Current Assets                                                    286,179                267,294
                                                                          ------------------     ------------------

Property and Equipment:
    Office equipment                                                                 109,511                 93,502
    Furniture and fixtures                                                            27,522                 25,814
    Leasehold improvements                                                            28,409                  9,475
                                                                          ------------------     ------------------
                                                                                     165,442                128,791

Less accumulated depreciation and amortization                                       (63,993)               (34,958)
                                                                          ------------------     ------------------

                                                                                     101,449                 93,833
                                                                          ------------------     ------------------

Other Long-Term Assets                                                                   792                  1,046
                                                                          ------------------     ------------------

             Total Assets                                                 $          388,420     $          362,173
                                                                          ==================     ==================





        The accompanying notes are an integral part of these statements.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                          June 30,
                                                                          -----------------------------------------
                                                                                  1998                   1997
                                                                          ------------------     ------------------
Current Liabilities:
    Trade accounts payable                                                $           64,879     $           69,125
    Accrued liabilities                                                               79,355                 52,459
    Income taxes payable                                                                  --                 15,001
    Deferred tax liabilities                                                          35,935                 34,138
                                                                          ------------------     ------------------

             Total Current Liabilities                                               180,169                170,723

Deferred tax liabilities                                                              11,904                  8,297
                                                                          ------------------     ------------------

             Total Liabilities                                                       192,073                179,020
                                                                          ------------------     ------------------

Commitments and Contingencies

Stockholders' Equity:
    Common stock, $1 par value, 500 Class A,
        500 Class C and 500 Class D shares
        authorized, issued and outstanding                                             1,500                  1,500
    Additional paid-in capital                                                         5,500                  5,500
    Retained earnings                                                                189,347                176,153
                                                                          ------------------     ------------------

             Total Stockholders' Equity                                              196,347                183,153
                                                                          ------------------     ------------------

             Total Liabilities and Stockholders' Equity                   $          388,420     $          362,173
                                                                          ==================     ==================







        The accompanying notes are an integral part of these statements.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                    Years Ended June 30,
                                                                          -----------------------------------------
                                                                                 1998                   1997
                                                                          ------------------     ------------------

Net Revenues                                                              $        2,165,298     $        1,853,123
                                                                          ------------------     ------------------

Operating Expenses:
    Salaries and wages                                                             1,056,743                771,556
    Other operating expenses                                                       1,055,894                967,569
    Depreciation and amortization                                                     29,606                 21,329
                                                                          ------------------     ------------------

             Total operating expenses                                              2,142,243              1,760,454
                                                                          ------------------     ------------------

Income from operations                                                                23,055                 92,669
                                                                          ------------------     ------------------

Other Income (Expense)
    Interest expense                                                                    (622)                  (759)
    Investment income                                                                  1,373                  3,154
    Other income (expense)                                                               (29)               (17,000)
                                                                          ------------------     ------------------

             Total other income (expense)                                                722                (14,605)
                                                                          ------------------     ------------------

Income before income taxes                                                            23,777                 78,064

Provision for income taxes                                                            10,583                 16,851
                                                                          ------------------     ------------------

Net income                                                                $           13,194     $           61,213
                                                                          ==================     ==================







        The accompanying notes are an integral part of these statements.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                                   Years Ended June 30,
                                                                          -----------------------------------------
                                                                                 1998                   1997
                                                                          ------------------     ------------------
Cash flows from operating activities:
    Net income                                                            $           13,194     $           61,213
                                                                          ------------------     ------------------
Adjustments to reconcile net income to net
    cash provided by operating activities:
    Increase in allowance for doubtful accounts                                       18,000                     --
    Depreciation and amortization                                                     29,606                 21,329
    Deferred tax provision                                                             5,404                 (1,720)
    Loss on disposition of property and equipment                                         29                     --
    Change in assets and liabilities:
        Decrease (increase) in trade accounts receivable                             (45,069)                36,389
        Increase in accounts receivable-other                                         (9,068)                (2,667)
        Decrease (increase) in prepaid expenses                                        1,210                 (6,681)
        Increase in income taxes receivable                                          (13,392)                    --
        Decrease in other assets                                                         254                    254
        Decrease in trade accounts payable                                            (4,246)               (25,919)
        Increase in accrued liabilities                                               26,896                 15,491
        Increase (decrease) in income taxes payable                                  (15,001)                12,230
                                                                          ------------------     ------------------

             Total adjustments                                                        (5,377)                48,706
                                                                          ------------------     ------------------

             Net cash provided by operating activities                                 7,817                109,919
                                                                          ------------------     ------------------

Cash flows provided (used) by investing activities:
    Payments received on property and equipment sale                                   2,400                     --
    Purchase of property and equipment                                               (39,651)               (35,218)
                                                                          ------------------     ------------------

             Net cash used by investing activities                                   (37,251)               (35,218)
                                                                          ------------------     ------------------

Cash flows used by financing activities:
    Payments on short-term borrowings                                                     --                (25,000)
                                                                          ------------------     ------------------

Net increase (decrease) in cash and cash equivalents                                 (29,434)                49,701

Cash and cash equivalents at beginning of year                                        84,500                 34,799
                                                                          ------------------     ------------------

Cash and cash equivalents at end of year                                  $           55,066     $           84,500
                                                                          ==================     ==================



        The accompanying notes are an integral part of these statements.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                                   Years Ended June 30,
                                                                          -----------------------------------------
                                                                                 1998                   1997
                                                                          ------------------     ------------------

Supplemental disclosure of cash flow information:

    Cash paid during the year for:

        Interest                                                          $              622     $              965
                                                                          ==================     ==================

        Federal income taxes                                              $           33,573     $            5,593
                                                                          ==================     ==================















        The accompanying notes are an integral part of these statements.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY




                                             Common Stock
                                    ------------------------------                       Additional
                                        Shares                           Retained         Paid-In
                                     Outstanding         Amount          Earnings         Capital               Total
                                    -------------    -------------     -------------    -------------     -----------------

Balance at July 1, 1996                     1,500    $       1,500     $     114,940    $       5,500     $         121,940

Net income                                     --               --            61,213               --                61,213
                                    -------------    -------------     -------------    -------------     -----------------

Balance at June 30, 1997                    1,500            1,500           176,153            5,500               183,153

Net income                                     --               --            13,194               --                13,194
                                    -------------    -------------     -------------    -------------     -----------------

Balance at June 30, 1998                    1,500    $       1,500     $     189,347    $       5,500     $         196,347
                                    =============    =============     =============    =============     =================














        The accompanying notes are an integral part of these statements.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997

NOTE 1 - BACKGROUND AND ORGANIZATION

Business Health Companies, Inc. ("BHC" or the "Company"), a Delaware corporation, is a holding company of healthcare cost management and consulting companies. The Company is comprised of three subsidiaries: Business Health Management, Inc. and Texas Health Partnership, Inc., providing managed care services throughout the United States, primarily through preferred provider organization ("PPO") networks (see Note 5), and Business Health Strategies, Inc., providing consultation services to the healthcare industry. The Company's contracts are generally renewable annually and permit cancellation with written notice 90 to 120 days prior to the renewal date.

Effective September 1, 1998, the Company was purchased. See Note 9.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments, generally with maturities of three months or less.

Trade Accounts Receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers that are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts, which reflects its estimate of amounts that will eventually become uncollectible.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets or term of the lease, which are as follows:

         Office equipment                              5  -  7   years
         Furniture and fixtures                              7   years
         Leasehold improvements                        3  -  5   years

Expenditures for major renewals and betterments are capitalized, expenditures for maintenance and repairs are charged to expense as incurred. When property or equipment is retired or otherwise disposed of, the related costs and accumulated depreciation or amortization are removed from the accounts and any gain or loss is reflected in income.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Subsequent to its initial recording, the Company periodically evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets (including property and equipment) may warrant revision or that the remaining balance of the assets may not be recoverable. When factors indicate these assets should be evaluated for possible impairment, the Company uses an estimate of the related operating unit's or specific asset's undiscounted future cash flows in determining whether an impairment has occurred, and the operating unit's or specific asset's fair value in measuring the impairment.

Income Taxes

Deferred income taxes are provided for temporary differences between recording certain revenue and expense on a cash basis for tax reporting purposes and on an accrual basis for financial reporting purposes, and the tax bases of assets and liabilities and their financial reporting amounts. Deferred taxes are recorded for temporary differences based upon enacted tax rates anticipated to be in effect when the temporary differences are expected to reverse.

Revenue recognition

Managed health care service revenues are generally recognized per month based upon either a fixed fee per employee in a customer's benefit plan or a percentage of savings. Consulting fees are recognized as the services are rendered.

Advertising

The Company expenses the cost of advertising and promotion. Advertising and promotion expense was $18,613 in 1998 and $19,973 in 1997.

Use of Estimates

Preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997

NOTE 3 - PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan (the "Plan") that covers all employees of the Company who have one year of service, as defined in the Plan. Company contributions are composed of an amount equal to the employees' contribution plus a discretionary company amount. Employees become 100% vested in employer contributions after 5 years of service (accruing 20% per year after two years of service, as defined in the Plan). The Company recorded expense of $45,000 and $45,560 for plan contributions for the years ended June 30, 1998 and 1997, respectively.

NOTE 4 - INCOME TAXES

The provision (benefit) for income taxes at June 30, 1998 and 1997, consisted of the following:

                                                                            1998              1997
                                                                        -----------        -----------

         Current                                                        $     5,180        $    18,570
         Deferred                                                             5,403             (1,719)
                                                                        -----------        -----------

                  Total                                                 $    10,583        $    16,851
                                                                        ===========        ===========

The differences between the statutory federal income tax rate and the Company's effective income tax are as follows:

                                                                            1998              1997
                                                                        -----------        -----------

         Statutory federal income tax rate                                     29.7%              19.1%
         Nondeductible expenses                                                14.8%               2.5%
                                                                        -----------        -----------

                  Total                                                        44.5%              21.6%
                                                                        ===========        ===========

The components of net deferred tax liabilities as of June 30, 1998 and 1997, are as follows:

                                                                           1998               1997
                                                                        -----------        -----------
         Current deferred taxes:
                  Cash basis adjustment for
                    tax reporting purposes                              $    35,935        $    34,138

         Noncurrent deferred taxes:
                  Excess tax over book
                    depreciation and amortization                            11,904              8,297
                                                                        -----------        -----------

         Total deferred taxes                                           $    47,839        $    42,435
                                                                        ===========        ===========

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

At June 30, 1998, the Company was obligated under various noncancellable operating leases having initial or remaining terms in excess of one year through 2001. Some lease payments are subject to change as a result of changes in lessor operating expenses. Estimated annual minimum payments under these agreements are as follows:

                                                   -----------------------------------------------------------
                                                                      Operating Leases
Year Ending                                        -----------------------------------------------------------
  June 30                                          Facilities             Equipment                   Total
                                                   -----------           ------------               ----------
           1999                                    $    57,834           $      1,234               $   59,068
           2000                                         58,866                    -                     58,866
           2001                                         14,781                    -                     14,781
                                                   -----------           ------------               ----------

                                                   $   131,481           $      1,234               $  132,715
                                                   ===========           ============               ==========

Total lease expense under both noncancellable and cancelable operating leases was $60,654 and $58,261 for 1998 and 1997, respectively.

Service Agreements

The Company has repricing agreements with various vendors that are generally renewable annually and permit cancellation with written notice 90 days prior to the renewal date.

To facilitate the providing of healthcare services, the Company has an agreement with a managed care network to provide administrative and management services through May 31, 2004. As compensation, the Company retains any and all fees collected from the operation of the network.

Litigation

The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without material effect on the Company's financial position or results of operations.

NOTE 6 - RELATED PARTY TRANSACTIONS

Legal services purchased from a shareholder totaled $25,196 in 1998 and $32,821 in 1997. As of June 30, 1998 and 1997 shareholder advances totaled $2,397 and $1,548, respectively.

Purchases from the parent company discussed in Note 9 were approximately $285,000 in 1998 and $25,000 in 1997.

                BUSINESS HEALTH COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997


NOTE 7 - STOCKHOLDERS' EQUITY

Common Stock

Each class of stock is entitled to equal rights and privileges. Upon termination of employment, use of services or long-term disability, the stock becomes non-voting stock.

Stock Purchase Agreement

The Company and all of its shareholders have entered into a stock purchase agreement which governs the disposition of outstanding shares in the event of the death, disability, termination of employment or voluntary disposition of any of the shareholders. The Company has options to purchase shares under various conditions; however, the Company may have an obligation to purchase shares from a shareholder in the event of their death or disability at age 65.

The purchase price of the stock shall be the certificate of value, as defined in the agreement, determined not more than one year prior to the event giving rise to the option or obligation on the part of the Company. At June 30, 1998, the certificate of value was $1,333 per share. In the absence of a certificate of value, the purchase price shall be 110% of gross receipts, as defined in the agreement.

With the sale discussed in Note 9, this agreement was terminated.

NOTE 8 - CONCENTRATION RISK

Substantially all revenues are generated by the providing of managed care services. The Company serves a variety of industries with the insurance and oil and gas industries each representing approximately 30% and 27% of its client base for 1998 and 1997, respectively. The Company's two largest customers, an insurance company and a computer company, comprise approximately 16% and 12% of 1998 revenues, and 12% and 13% of 1997 revenues, respectively. Receivables from these customers totaled $114,870 at June 30, 1998 and $65,496 at June 30, 1997. The loss of one of these two major customers could have a negative impact on the Company's business.

Each of the remaining Company customers comprised less than 10% of the Company's 1998 and 1997 business.

NOTE 9 - SUBSEQUENT EVENT

Effective September 1, 1998 all issued and outstanding shares of the Company were sold to a subsidiary of a company registered with the Securities and Exchange Commission (the "Parent"). As consideration for the shares, the shareholders received cash of $2,150,000; convertible subordinated notes in the aggregate principal amount of $1.0 million; and 270,900 shares of stock of Parent company.

            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL DATA

During September, 1998 MedicalControl, Inc. (the "Company") acquired all the issued and outstanding shares of Business Health Companies, Inc. ("BHC") for approximately $4.5 million. The purchase consideration consisted of $2,150,000 in cash, 270,900 shares of the Company's common stock, valued at approximately $1,422,000, and an aggregate of $1,000,000 in convertible notes from the previous shareholders of BHC. The Company also incurred approximately $150,000 of transaction related costs.

The following unaudited condensed pro forma consolidated financial information consists of the Company's Unaudited Condensed Pro Forma Consolidated Balance Sheet as of June 30, 1998, the Unaudited Condensed Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997, and the six-month period ended June 30, 1998, (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the purchase of Business Health Companies Inc.
(BHC). The Unaudited Condensed Pro Forma Consolidated Balance Sheet as of June 30, 1998 gives effect to the purchase of BHC as if such transaction had occurred on June 30, 1998. The Unaudited Condensed Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the six-month period ended June 30, 1998 give effect to the purchase of BHC as if such transaction had occurred on January 1, 1997.

The Company and BHC have different year-ends; December 31 and June 30, respectively. Therefore, the Pro Forma Condensed Statement of Operations for the year ended December 31, 1997, includes the results of BHC's operations from January 1, 1997 to December 31, 1997. The Pro Forma Condensed Consolidated Statement of Operations for the six-month period ended June 30, 1998, includes the results of BHC's operations from January 1, 1998 to June 30, 1998. The Pro Forma Statements present the Company's most recent fiscal year-end and interim period results of operations.

The Pro Forma Statements do not purport to represent what the results of operations of the Company would actually have been if the aforementioned transaction in fact had occurred on January 1, 1997, or to project the results of operations or financial position for any future periods or at any future date.

                               MEDICALCONTROL, INC
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                               As of June 30, 1998

                                                                                                Pro Forma             Pro Forma
                                                            MCI                 BHC            Adjustments           Consolidated
                                                       ------------          ----------        -----------           ------------

 Current Assets
      Cash and cash equivalents                        $  2,976,308          $   55,066        $  (550,000)(g)       $  2,481,374
      Accounts receivable - trade, net of allowance                                                                             -
          for doubtful accounts of $177,000               1,653,736             192,766                                 1,846,502
      Accounts receivable - premium                         664,161                   -                                   664,161
      Accounts receivable - other                           176,175              12,797                                   188,972
      Prepaid income taxes                                  103,257              13,392                  -                116,649
          Prepaid expenses and other current assets         288,961              12,158                                   301,119
          Deferred income taxes                             168,838             (35,935)                                  132,903
                                                       ------------          ----------        -----------           ------------
          Total current assets                            6,031,436             250,244           (550,000)             5,731,680

 Note Receivable - Officer, including accrued interest      406,608                   -                                   406,608
 Property and Equipment, net                              1,543,959             101,449                                 1,645,408
 Goodwill, net                                            3,387,965                   -          4,635,879 (a)          8,023,844
 Intangible and other assets, net                           513,820                 792                                   514,612

                                                       ------------          ----------        -----------           ------------
 Total Assets                                          $ 11,883,788          $  352,485        $ 4,085,879           $ 16,322,152
                                                       ============          ==========        ===========           ============

 Current Liabilities
      Accounts payable - trade                         $    721,841          $   64,879                              $    786,720
      Accounts payable - premium                          1,541,711                   -                                 1,541,711
      Accrued liabilities                                   825,577              79,355            110,000 (b)          1,014,932
                                                                                                   150,000 (c)            150,000
      Income taxes payable                                        -                   -                  -                      -
      Current portion of long-term debt                     307,814                                200,000 (e)            507,814
                                                                                                   320,000 (d)            320,000
                                                       ------------          ----------        -----------           ------------
      Total current liabilities                           3,396,943             144,234            780,000              4,321,177
 Non-Current Liabilities
      Long-term debt, net of current portion                111,514                   -            800,000 (e)            911,514
                                                                                                 1,280,000 (d)          1,280,000
      Deferred gain on sale of option on real estate        842,500                   -                  -                842,500
      Deferred income taxes                                 116,489              11,904                  -                128,393
 Commitments and Contingencies
 Stockholders' Equity
      Preferred stock - $.10 par; 4,000,000 shares
           authorized, no shares issued or outstanding            -                   -                                         -
      Common stock - $.01 par; 8,000,000 shares
           authorized, 3,973,113 shares issued               39,731               1,500              1,193 (f)             42,424
                                                                                                    (1,500)(h)             (1,500)
      Additional paid in capital                          5,512,472               5,500            491,137 (f)          6,009,109
                                                                                                    (5,500)(h)             (5,500)
      Retained earnings                                   2,834,035             189,347                  -              3,023,382
                                                                                                  (189,347)(h)           (189,347)
                                                       ------------          ----------        -----------           ------------
                                                          8,386,238             196,347            295,983              8,878,568
      Less: Treasury stock (171,612 shares)                (969,896)                  -            929,896 (f)            (40,000)
                                                       ------------          ----------        -----------           ------------
      Total stockholders' equity                          7,416,342             196,347          1,225,879              8,838,568
                                                       ------------          ----------        -----------           ------------
 Total Liabilities and Stockholders' Equity            $ 11,883,788          $  352,485        $ 4,085,879           $ 16,322,152
                                                       ============          ==========        ===========           ============

      See accompanying Notes to Unaudited Condensed Pro Forma Balance Sheet

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                               As of June 30, 1998

The unaudited condensed pro forma consolidated balance sheet as of June 30, 1998 combines the following information:

     1. The historical unaudited condensed consolidated balance sheet of the Company as of June 30, 1998.

     2. The historical condensed consolidated balance sheet of Business Health Companies, Inc. as of June 30, 1998.

     3.  Pro forma adjustments

PRO FORMA ADJUSTMENTS:


     (a) To record the excess of the purchase price over the fair value of tangible net assets acquired which has been allocated to goodwill and will be amortized, using the straight-line method over 25 years. A summary of consideration and net assets acquired is as follows:

         Cash paid at closing . . . . . . . . . . . . . . . . . . . . . . $  550,000
         Transaction costs  . . . . . . . . . . . . . . . . . . . . . . .    150,000
         Cash balances acquired . . . . . . . . . . . . . . . . . . . . .    (55,066)
                                                                          ----------
              Net cash used for acquisition . . . . . . . . . . . . . . .    644,934
         Common stock issued at closing . . . . . . . . . . . . . . . . .  1,422,226
         Acquisition debt . . . . . . . . . . . . . . . . . . . . . . . .  2,600,000
         Liabilities assumed  . . . . . . . . . . . . . . . . . . . . . .    266,138
         Assets acquired, net of cash balances  . . . . . . . . . . . . .   (297,419)
                                                                          ----------
              Remaining amount allocated to goodwill  . . . . . . . . . . $4,635,879
                                                                          ==========

     (b) To record the estimated costs for severance of certain BHC employees and other identified contingent liabilities.

     (c) To record estimated acquisition costs, which have been included in total consideration.

     (d) To record the note payable incurred by the Company, with a financing institution, in September 1998 to fund the acquisition of BHC. The note bears interest of prime plus 1% (currently 9.5%), and is payable in monthly installments of $26,000 plus interest, beginning in October 1998 until October 2003.

     (e) To record the convertible notes issued by the Company to the former shareholders of BHC as consideration for the purchase of BHC. The convertible notes bear interest of 8.5% annually, with quarterly payments of $50,000 plus interest beginning December 31, 1998, until December 2003.

     (f) To record the issuance of 109,288 shares and 161,612 treasury shares totaling $1,422,226, to the former shareholders of BHC as consideration for the purchase of BHC.

     (g) To record the cash paid by the Company to the former shareholders of BHC as consideration for the purchase of BHC.

     (h) To eliminate the equity of BHC, as required by purchase accounting.

                               MEDICALCONTROL, INC
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Six-Month Period Ended June 30, 1998

                                                                                      Pro Forma              Pro Forma
                                                      MCI               BHC          Adjustments           Consolidated
                                                ----------------   --------------  ----------------      -----------------

 Net Revenues                                      $  7,084,015      $ 1,199,096        $ (156,434)(a)       $ 8,126,678

 Operating Expenses:
      Salaries and wages                              4,290,970          492,429                               4,783,399

      Other operating expenses                        2,543,687          678,506          (156,434)(a)         3,065,760

      Depreciation and amortization                     467,698           14,803            92,718 (b)           575,219

                                                   ------------      -----------        ----------           -----------
 Total operating expenses                             7,302,355        1,185,738           (63,716)            8,424,378

                                                   ------------      -----------        ----------           -----------
 Operating income (loss)                               (218,340)          13,358           (92,718)             (297,700)

 Interest expense (income), net                         (74,206)            (953)           80,925 (c)             5,766

 Other expense (income), net                               (932)              28                                    (904)

                                                   ------------      -----------        ----------           -----------
 Income (loss) before taxes                            (143,202)          14,283          (173,643)             (302,562)

 Provision (benefit) for income taxes                   (55,133)           5,499           (31,156)(d)           (80,790)
                                                ----------------   --------------  ----------------      -----------------

 Net income (loss)                                 $    (88,069)     $     8,784        $ (142,487)          $  (221,772)
                                                   ============      ===========        ==========           ===========


 Basic loss per share                              $      (0.02)                                             $     (0.05)
                                                   ============                                              ===========
 Diluted loss per share                            $      (0.02)                                             $     (0.05)
                                                   ============                                              ===========

 Weighted average number of shares
      outstanding                                     3,837,010                            270,900 (e)         4,107,910
                                                   ============                         ==========           ===========

 Weighted average number of common
 and dilutive shares outstanding                      3,837,010                            270,900 (e)         4,107,910
                                                   ============                         ==========           ===========


See accompanying Notes to Unaudited Condensed Pro Forma Consolidated Statement of Operations.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Six-Month Period Ended June 30, 1998

The unaudited condensed pro forma consolidated statement of operations for the six-month period ended June 30, 1998, combines the following information:

     1. The historical unaudited condensed consolidated statement of operations of the Company for the six-month period ended June 30, 1998.

     2. The unaudited condensed consolidated statement of operations of Business Health Companies, Inc. for the six-month period ended June 30, 1998.

     3.  Pro forma adjustments

PRO FORMA ADJUSTMENTS:

     (a) To eliminate intercompany revenues and expenses associated with repricing services performed by the Company for BHC.

     (b) To record amortization expense of goodwill resulting from the acquisition using the straight-line method over 25 years.

     (c) To record interest expense on the note payable ($1,600,000, bearing interest at 9.5%) and the convertible notes to previous shareholders of BHC ($1,000,000 bearing interest at 8.5%).

     (d) To adjust taxes for the effect of the interest expense pro forma adjustment using an effective tax rate of approximately 38%. The pro forma tax adjustment does not reflect the impact of amortization related pro forma adjustments as such amortization is not deductible for federal income tax purposes.

     (e) To record shares issued as consideration for the acquisition of BHC. The impact of the convertible notes was not considered in the calculation of diluted earnings per share, as such impact would have been anti-dilutive.

                               MEDICALCONTROL, INC
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997

                                                                                                    Pro Forma           Pro Forma
                                                           MCI                   BHC               Adjustments         Consolidated
                                                       ------------          -----------            ----------         ------------

 Net Revenues                                          $ 14,313,101          $ 1,877,560            $ (312,867)(a)     $ 15,877,794

 Operating Expenses:
      Salaries and wages                                  7,648,757            1,012,430                     -            8,661,187

      Other operating expenses                            5,429,208              821,173              (312,867)(a)        5,937,514

      Depreciation and amortization                         884,800               28,368               185,435 (b)        1,098,603

                                                       ------------          -----------            ----------         ------------
 Total operating expenses                                13,962,765            1,861,971              (127,432)          15,697,304

                                                       ------------          -----------            ----------         ------------
 Operating income (loss)                                    350,336               15,589              (185,475)             180,490

 Interest expense (income), net                             (97,652)              (2,437)              204,771 (c)          104,682

 Other expense (income), net                                (21,923)              17,000                     -               (4,923)

                                                       ------------          -----------            ----------         ------------
 Income (loss) before taxes                                 469,911                1,026              (390,206)              80,731

 Provision (benefit) for income taxes                       180,660                  154               (78,837)(d)          101,977
                                                       ------------          -----------            ----------         ------------

 Net income (loss)                                     $    289,251          $       872            $ (311,369)        $    (21,246)
                                                       ============          ===========            ==========         ============


 Basic earnings (loss) per share                       $       0.08                                                    $      (0.01)
                                                       ============                                                    ============
 Diluted earnings (loss) per share                     $       0.07                                                    $      (0.01)
                                                       ============                                                    ============

 Weighted average number of shares
      outstanding                                         3,840,478                                    270,900 (e)        4,111,378
                                                       ============                                 ==========         ============

 Weighted average number of common                                                                     270,900 (e)
                                                                                                    ==========
      and dilutive shares outstanding                     3,907,961                                    (67,483)(f)        4,111,378
                                                       ============                                 ==========         ============



See accompanying Notes to Unaudited Condensed Pro Forma Consolidated Statement of Operations.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                        CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997

The unaudited condensed pro forma consolidated statement of operations for the year ended December 31, 1997 combines the following information:

     1. The historical condensed consolidated statement of operations of the Company for the year ended December 31, 1997.

     2. The unaudited condensed consolidated statement of operations of Business Health Companies, Inc. for the twelve-month period ended December 31, 1997.

     3.  Pro forma adjustments

PRO FORMA ADJUSTMENTS:

     (a) To eliminate intercompany revenues and expenses associated with repricing services performed by the Company for BHC.

     (b) To record amortization expense of goodwill resulting from the acquisition using the straight-line method over 25 years.

     (c) To record interest expense on note payable ($1,600,000 bearing interest at 9.5%) and convertible notes to previous shareholders of BHC ($1,000,000 bearing interest at 8.5%). The Company incurred this debt in September 1998 to fund the acquisition of BHC.

     (d) To adjust taxes for the effect of the interest expense pro forma adjustment using an effective tax rate of approximately 38%. The pro forma tax adjustment does not reflect the impact of amortization related pro forma adjustments as such amortization is not deductible for federal income tax purposes.

     (e) To record shares issued as consideration in the acquisition of BHC. The impact of the convertible note was not considered in the calculation of diluted earnings per share, as such impact would have been anti-dilutive.

     (f) To adjust for the dilutive impact of common stock options and other common stock equivalents as their impact is anti-dilutive, after considering the pro-forma adjustments.

                               INDEX TO EXHIBITS


Exhibit
Number                                                    Description
------                                                    -----------

 2.1          Asset Purchase Agreement, dated September 10, 1998, by and among Business Health Companies, Inc.; Douglas L. Elden;
              Donald Richard Huntington; Ralph T. Smith, Jr.; MedicalControl, Inc.; and MedicalControl Network Solutions, Inc.
              (filed October 10, 1998 with 8-K).

 4.1          Form of convertible Subordinated Promissory Note (filed October 0, 1998 with 8-K).